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                                                                       EXHIBIT 2
                                                                       ---------

                            LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, ABRY
Mezzanine Partners, L.P., ABRY Mezzanine Investors, L.P., ABRY Mezzanine Holdings, LLC and Royce Yudkoff has made, constituted and appointed, and by these presents does make, constitute and appoint Daniel Budde, as the undersigned's true and lawful attorney-in-fact and agent, for the undersigned in the undersigned's name, place and stead, to execute, acknowledge, deliver and file, with respect to any investment or deemed investment in Penton Media, Inc., any and all filings required by Sections 13 and/or 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, Statements on Schedule 13D, Statements on
Schedule 13G, Forms 3, 4, and 5, and all amendments thereto to be filed by or on behalf of any of the foregoing, hereby ratifying and confirming all that each said attorney-in-fact and agent may do or cause to be done by virtue hereof.

         The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than each attorney-in-fact named herein.

         WITNESS THE EXECUTION HEREOF this 27th day of March, 2002 by the undersigned.

                          ABRY MEZZANINE PARTNERS, L.P.
                          By ABRY MEZZANINE INVESTORS, L.P., its general partner
                            By ABRY MEZZANINE HOLDINGS, LLC, its general partner



                          By:      /s/  Daniel Budde
                                   ---------------------------------------------
                          Name:    Daniel Budde
                          Title:   Vice President


                          By:      /s/ Royce Yudkoff
                                   ---------------------------------------------
                          Name:    Royce Yudkoff